Exhibit 21.1
Subsidiaries of the Registrant
AMC NETWORKS INC.

	Jurisdiction of	Percent
Subsidiary	Formation	Owned
Rainbow Media Holdings LLC	Delaware	100%
Rainbow National Sports Holdings LLC	Delaware	100%
11 Penn TV, LLC	Delaware	100%
RMH GE Holdings I, Inc.	Delaware	100%
Cassidy Holdings, Inc.	Delaware	100%
Sundance Channel L.L.C.	Delaware	100%
Rainbow Media Global LLC	Delaware	100%
WE tv Asia LLC	Delaware	100%
Sundance Channel Europe LLC	Delaware	100%
Sundance Channel (UK) Limited	United Kingdom	100%
Sundance Channel Asia LLC	Delaware	100%
RMH GE Holdings II, Inc.	Delaware	100%
RMH GE Holdings III, Inc.	Delaware	100%
Rainbow Media Enterprises, Inc.	Delaware	100%
Rainbow DBS Holdings, Inc.	New York	100%
Rainbow DBS Company LLC	Delaware	100%
Rainbow Programming Holdings LLC	Delaware	100%
Rainbow National Services LLC	Delaware	100%
The Independent Film Channel LLC	Delaware	100%
RNS Co-Issuer Corporation	Delaware	100%
American Movie Classics IV Holding Corporation	Delaware	100%
AMC Television Productions LLC	Delaware	100%
TWD Productions LLC	Delaware	100%
TWD Productions II LLC	Delaware	100%
American Movie Classics Company LLC	New York	100%
AMC Film Holdings LLC	Delaware	100%
WE Women’s Entertainment LLC	Delaware	100%
LS VOD Holdings LLC	Delaware	100%
LS VOD Company LLC	Delaware	100%
IFC Entertainment Holdings LLC	Delaware	100%
IFC Entertainment LLC	Delaware	100%
Digital Store LLC	Delaware	100%
IFC Films LLC	Delaware	100%
IFC In Theaters LLC	Delaware	100%
Selects VOD LLC	Delaware	100%
IFC Productions I L.L.C.	Delaware	100%
IFC Theatres, LLC	Delaware	100%
IFC Theatres Concessions LLC	Delaware	100%

	Jurisdiction of	Percent
Subsidiary	Formation	Owned
Rainbow Film Holdings LLC	Delaware	100%
Wedding Central LLC	Delaware	100%
VOOM HD Holdings LLC	Delaware	80%
Animania Company LLC	Delaware	80%
Epics Company LLC	Delaware	80%
Equator HD Company LLC	Delaware	80%
Gallery HD Company LLC	Delaware	80%
Gameplay HD Company LLC	Delaware	80%
HD Cinema 10 Company LLC	Delaware	80%
Monsters Company LLC	Delaware	80%
LAB HD Company LLC	Delaware	80%
Newsbytes Company LLC	Delaware	80%
Rave Company LLC	Delaware	80%
Rush HD Company LLC	Delaware	80%
Treasure HD Company LLC	Delaware	80%
Ultra HD Company LLC	Delaware	80%
World Sport Company LLC	Delaware	80%
Sports On Demand LLC	Delaware	100%
RNC Holding Corporation	Delaware	100%
Rainbow Network Communications	New York	100%
RNC II Holding Corporation	Delaware	100%